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                                                                     Exhibit 4.4

ZANETT, INC.

          RENEWABLE UNSECURED SUBORDINATED NOTE SUBSCRIPTION AGREEMENT

To purchase a renewable unsecured subordinated note(s), please complete this form and write a check made payable to ZANETT, INC. Send this form along with your check and any other documents requested below to the selling agent for the notes, SUMNER HARRINGTON LTD., 11100 WAYZATA BOULEVARD, SUITE 170, MINNEAPOLIS, MN 55305. If you have any questions, call the selling agent for the notes, SUMNER HARRINGTON LTD., at 800-234-5777.

       NOTE PURCHASE AMOUNT (minimum principal amount of $1,000 per note)

                     INTEREST PAYMENT SCHEDULE (please select one for each note)
Note        Principal  ---------------------------------------------------------
Term        Amount      Monthly*  Quarterly   Semi-Annually   Annually  Maturity
----------------------------------------------------------------------
Three Month $_________   [ ]         [ ]            N/A          N/A      [ ]
Six Month   $_________   [ ]         [ ]            [ ]          N/A      [ ]
One Year    $_________   [ ]         [ ]            [ ]          [ ]      [ ]
Two Year    $_________   [ ]         [ ]            [ ]          [ ]      [ ]
Three Year  $_________   [ ]         [ ]            [ ]          [ ]      [ ]
Four Year   $_________   [ ]         [ ]            [ ]          [ ]      [ ]
Five Year   $_________   [ ]         [ ]            [ ]          [ ]      [ ]
Ten Year    $_________   [ ]         [ ]            [ ]          [ ]      [ ]

TOTAL       $_________ *Monthly payment date (e.g. 1st, 15th, etc.)_____________

FORM OF OWNERSHIP (please select one)

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
 [ ] INDIVIDUAL INVESTOR (with optional beneficiary)   [ ] CUSTODIAN FOR A MINOR

 [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP          [ ] OTHER IRA, SEP, 401(k), 403(b),
                                                       Keogh, trust, corporation,
                                                       partnership,
                                                       etc.
                                                         (Please include with this form a trust resolution
                                                         or the appropriate corporation or partnership
                                                         documents authorizing you to make this
                                                         investment.)
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NOTE PURCHASER
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
Full Name of Individual Investor/First Joint Tenant/Minor/Entity/Administrator/Trustee

_______________________________________________________________________________________________________
First Name      Middle name      Last name      Social Security Number/Tax ID Number      Birthdate (if
applicable)

Full Name of Beneficiary/Second Joint Tenant/Custodian (if applicable)

_______________________________________________________________________________________________________
First Name      Middle name      Last name      Social Security Number/Tax ID Number      Birthdate (not required
for custodians)

Other Family Zanett Note Investors ____________________________________________________________________
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
PRIMARY ADDRESS (Original correspondence will be sent to this address.)
__________________________________________________________________________________________
Individual Investor, IRA Administrator, Trustee, Custodian, Partnership, etc.

__________________________________________________________________________________________
Address

__________________________________________________________________________________________
City                                State                            Zip

__________________________________________________________________________________________
Daytime Phone (Include Area Code)                      Evening Phone (Include Area Code)



SECONDARY ADDRESS (Optional--copies of correspondence will be sent to this address.)
__________________________________________________________________________________________
Beneficiary, IRA Owner, Joint Tenant, Partner, etc.

__________________________________________________________________________________________
Address

__________________________________________________________________________________________
City                                State                            Zip

__________________________________________________________________________________________
Daytime Phone (Include Area Code)                     Evening Phone (Include Area Code)
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DIRECT DEPOSIT Zanett will electronically deposit your principal and interest payments to the account listed on your Direct Deposit Form. Please complete and sign the reverse side of this form for automatic deposit to either your checking or savings account.

PASSWORD When you call Sumner Harrington to discuss your investment, you may be asked to verify your identification by answering the following question. What is your mother's maiden name?_____________________________________________________

CERTIFICATION Under penalties of perjury, I hereby declare and certify that: (i) I am a bona fide resident of the state listed in the primary mailing address;
(ii) I have received and read the prospectus (and all documents incorporated by reference into the prospectus) provided by Zanett, Inc. and understand the risks associated with this investment; (iii) I have determined that this investment is suitable for me; (iv) the notes are an obligation of Zanett, Inc. only and are not bank certificates of deposit and are not guaranteed or insured by the FDIC or any other entity; (v) the notes are illiquid and do not trade in a secondary market; (vi) I risk the loss of my entire principal amount and all accrued but unpaid interest when purchasing the notes; (vii) the social security number or tax identification number listed above is correct; and (viii) I am not subject to backup withholding, either because the Internal Revenue Service has not notified me that I am subject to backup withholding as a result of a failure to report all interest or dividends or I have been notified that I am no longer subject to backup withholding. I understand that my purchase offer is subject to the terms contained in the prospectus, may be rejected in whole or in part and will not become effective until accepted by Zanett, Inc. or its selling agent.

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_______________________________________________________________________________________________________________
Signature of Individual Investor/First Joint Tenant/Custodian/Authorized Person                           Date

_______________________________________________________________________________________________________________
Signature of Second Joint Tenant (if applicable)                                                          Date
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Office Use Only  ACTP____  DATE____  COMM____  ADVR____  SHDB____ SALU_____